 DAVIDSON & COMPANY Chartered Accountants A Partnership of Incorporated Professionals

  May 7, 2003

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC

USA 20549

Dear Sir and/or Madam:

We have read the statements about our firm included under Item 4 in the Form 8-K dated May 6, 2003 of Geocom Resources Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contain therein.

Yours truly,

"DAVIDSON & COMPANY"

DAVIDSON & COMPANY

Chartered Accountants